UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

STRAN & COMPANY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

STRAN & COMPANY, INC.	CONTROL ID:
REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for the Annual Meeting of Stockholders to be held on July 25, 2025

DATE:	July 25, 2025
TIME:	1:00 P.M. Eastern Standard Time
LOCATION:	https://edge.media-server.com/mmc/go/swag2025AGM/

The proxy materials relating to the annual meeting, which include the proxy statement, annual report, and form of proxy, are included with this notice, and are also available at: https://www.iproxydirect.com/swag. To review the proxy materials at this website, you will need to enter the control id and request id located in the shaded box above.

you may enter your voting instructions at https://www.iproxydirect.com/swag until 11:59 P.M. Pacific Daylight Time on July 24, 2025.

The purposes of this meeting are as follows:

1.    To elect the six (6) nominees named in the accompanying proxy statement to the Company’s board of directors to hold office until the 2026 Annual Meeting of Stockholders.

The Board of Directors recommends a vote “for” each of the nominees to the Board as set forth in this proporsal.

2.    To ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

The Board of Directors recommends that you vote “for” this proposal.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournment or adjournments thereof.

Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Annual Meeting are available on the internet. Follow the instructions above to access and review the materials and vote.

The board of directors has fixed the close of business on May 27, 2025 as the record date for the determination of stockholders entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting or any adjournment or postponement of the meeting.

You may attend the meeting virtually at https://edge.media-server.com/mmc/go/swag2025AGM/.

Please note - This is not a Proxy Card - you cannot vote by returning this card

STRAN & COMPANY, INC. STOCKHOLDER SERVICES 1 Glenwood Avenue, Suite 1001 Raleigh, NC 27603	FIRST-CLASS MAIL US POSTAGE PAID RALEIGH, NC PERMIT # 870

Time-Sensitive sTOCKholder information enclosed

IMPORTANT STOCKHOLDER INFORMATION

your vote is important